Exhibit 10.25

NONQUALIFIED STOCK OPTION AGREEMENT

THIS INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”), dated as of                      , 20    , by and between FNB Corp., a North Carolina corporation having its principal office in Asheboro, North Carolina (the “Company”), and                                         , a director of the Company or a subsidiary of the Company (hereinafter called the “Option Holder”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company has adopted, and the shareholders of the Company have approved, the FNB Corp. 2003 Stock Incentive Plan, a copy of which is attached hereto as Exhibit A (hereinafter called the “Plan”); and

WHEREAS, the Company recognizes the value to it of the services of the Option Holder as a director and desires to furnish him with added incentive and inducement to promote the best interests of the Company; and

WHEREAS, pursuant to the provisions of the Plan, the Compensation Committee of the Board of Directors has authorized the grant of a Nonqualified Stock Option to the Option Holder on the terms and conditions hereinafter set forth, and the Option Holder desires to accept the option on such terms and conditions;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, it is agreed by and between the parties as follows:

1. Grant of Option. Subject to the Plan, the terms and provisions of which are incorporated herein by reference, the Company hereby grants to the Option Holder a Nonqualified Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of              shares of the Common Stock, par value $2.50 per share, of the Company at the purchase price of $         per share (the “Option”), exercisable in the amounts and at the times set forth in this paragraph l. Unless sooner terminated as provided in the Plan or this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall expire, on                      , 20    .

The Option may be exercised in installments as follows:

(a) up to              shares (20% of the total shares subject to the Option) on and at any time after                      , 20     and prior to termination of the Option;

(b) up to              shares (40% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, on and at any time after                      , 20     and prior to termination of the Option;

(c) up to              shares (60% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, on and at any time after                      , 20     and prior to termination of the Option;

(d) up to              shares (80% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, on and at any time after                      , 20     and prior to termination of the Option;

(e) all shares, less any shares previously purchased pursuant to the Option, on and at any time after                      , 20     and prior to termination of the Option;

provided, however, that not less than 100 shares may be purchased at any one time unless the number purchased is the total number that may be purchased under the Option at that time.

Notwithstanding the foregoing, but subject to Section 3(d) of this Agreement, the Option shall become immediately exercisable as to all shares subject to the Option, less any shares previously purchased pursuant to the Option, on and at any time after the occurrence of a Change in Control (as defined in the Plan) of the Company and prior to termination of the Option.

2. Nontransferability of Option. The Option may not be sold, pledged, assigned or transferred in any manner other than upon the death of the Option Holder by will or by the laws of descent and distribution.

3. Termination of Option. The Option shall terminate and be no longer exercisable after                      , 20    ; provided, however, that the Option shall sooner terminate as follows:

(a) If the Option Holder ceases to be a director of the Company or any of its subsidiaries for any reason other than the Option Holder’s death or permanent and total disability, then the Option shall terminate on the date that is 30 days after the effective date as of which the Option Holder ceases to be a director.

(b) If the Option Holder ceases to be a director of the Company or any of its subsidiaries because of his permanent and total disability, then the Option shall terminate on the date that is one year after the effective date as of which the Option Holder ceases to be a director due to disability.

(c) If the Option Holder ceases to be a director of the Company or any of its subsidiaries by reason of death, then the Option shall terminate on the date that is one year after the date of the Option Holder’s death. The Option may be exercised during this one-year period by the person or persons to whom the Option Holder’s rights under the Option pass by will or by the laws of descent and distribution.

(d) If the Company shall be a party to any merger or consolidation in which it is not the surviving corporation or pursuant to which the shareholders of the Company exchange their Common Stock, or if the Company shall dissolve or liquidate or sell all or substantially all of its assets, then in accordance with the last paragraph of Section 1 of this Agreement, the Option Holder shall be provided the opportunity to participate in the transaction on the same basis as other shareholders of the Company with respect to all shares subject to the Option (less any shares previously purchased pursuant to the Option), but if the Option Holder elects not to participate on the same basis as other shareholders, the Option shall terminate on the effective date of such merger, consolidation, dissolution, liquidation or sale; provided, however, that the Board of Directors, in its sole discretion, may, prior to such effective date, accelerate the time at which the Option may be exercised, may authorize a payment to the Option Holder that approximates the economic benefit that would be realized if the Option were exercised immediately before the effective date, may authorize a payment in such other amount as it deems appropriate to compensate the Option Holder for termination of the Option, or may arrange for the granting of a substitute option to the Option Holder.

Any Option that may be exercised for a period following termination of the Option Holder’s employment may be exercised only to the extent it was exercisable immediately before such termination and in no event after the Option would expire by its terms without regard to such termination.

4. Method of Exercise. The Option shall be exercised by the tender of payment in accordance with this Section 4 and delivery to the Company at its principal place of business of a written notice, which shall:

(a) state the number of shares of Common Stock with respect to which the Option is being exercised;

(b) be signed by the person entitled to exercise the Option, and, if the Option is being exercised by any person or persons other than the Option Holder, be accompanied by proof of the right of such person or persons to exercise the Option.

After receipt of such notice in a form satisfactory to the Company and receipt of payment in full, the Company shall deliver to the Option Holder a certificate or certificates representing the shares purchased hereunder, provided, that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, the date of delivery of such shares shall be extended for the period necessary to take such action. Payment of the purchase price for the shares of Common Stock with respect to which the Option is being exercised must be in the form of (i) cash or certified or cashier’s check payable to the order of the Company, (ii) nonforfeitable, unrestricted shares of Common Stock that have been owned by the Option Holder for at least six months and have a Fair Market Value (as defined in the Plan) at the time of exercise that is equal to the purchase price, together with any applicable withholding taxes, or (iii) any combination of the foregoing.

5. Tax Matters. The Option Holder acknowledges that, upon any exercise of the Option, he will recognize ordinary income for income tax purposes (generally in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price paid therefor) and the Company will be entitled to a corresponding deduction. Consequently, the Option Holder agrees to pay, or make arrangements to pay, to the Company an amount equal to any income and other taxes that the Company is required to withhold as a result of his exercise of the Option and, unless such payment or arrangement is made, the Company shall be entitled to withhold, from other sums payable to him, the amount of such income and other taxes.

6. Compliance with Securities Laws. The Option Holder recognizes that any registration of the shares of Common Stock issuable pursuant to this Option under applicable federal and state securities laws, or actions to qualify for applicable exemptions from such registrations, shall be at the option of the Company. The Option Holder acknowledges that, in the event that no such registrations are undertaken and the Company relies on exemptions from such registrations, the shares shall be issued only if the Option Holder qualifies to receive such shares in accordance with the exemptions from registration on which the Company relies and that, in connection with any issuance of certificates evidencing such shares, the Board of Directors may require appropriate representations from the Option Holder and take such other action as the Board of Directors may deem necessary, including but not limited to placing restrictive legends on such certificates and delivering stop transfer instructions to the Company’s stock transfer agent, or delivering such instructions to the Company’s transfer agent, in order to assure compliance with any such exemptions. Notwithstanding any other provision of the Plan or this Agreement, (a) no shares will be issued upon any exercise of the Option unless and until such shares have been registered under all applicable federal and state securities laws or unless, in the opinion of counsel satisfactory to the Company, all actions necessary to qualify for exemptions from such registrations shall have been taken and (b) the Company shall have no obligation to undertake such registrations or such actions necessary to qualify for exemptions from registrations and shall have no liability whatsoever for not doing so except to refund any option price tendered to the Company. The Option Holder further acknowledges that, notwithstanding registration, if, at the time of exercise of the Option, he is deemed an “affiliate” of the Company as defined in Rule 144 promulgated under the Securities Act of 1933, as amended, any shares purchased upon exercise of the Option will nevertheless be subject to sale only in compliance with Rule 144 (but without any holding period), and that the Company may take such action as it deems necessary or appropriate to assure such compliance, including placing restrictive legends on certificates evidencing such shares and delivering stop transfer instructions to the Company’s stock transfer agent.

7. Rights of a Shareholder. The Option Holder shall not be deemed for any purpose to be a shareholder of the Company with respect to any shares covered by this Option unless this Option shall have been exercised and the exercise price paid in the manner provided herein. Except as provided in Section 4 of the Plan, no adjustment will be made for dividends or other rights where the record date is prior to the date of exercise and payment. Upon the exercise of the Option and the issuance of the certificate or certificates evidencing the shares of Common Stock received, except as otherwise provided herein, the Option Holder shall have all the rights of a shareholder of the Company including the rights to receive all dividends or other distributions paid or made with respect to such shares.

8. Construction. Whenever the words “Option Holder” are used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to (i) the estate, personal representative, or beneficiary to whom this Option may be transferred by will or by the laws of descent and distribution or (ii) the guardian or legal representative of the Option Holder acting pursuant to a valid power of attorney or the decree of a court of competent jurisdiction, then the term “Option Holder” shall be construed to include such estate, personal representative, beneficiary, guardian or legal representative.

9. Successor and Assigns. The terms of this Agreement shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Option Holder.

10. Notices. Notices under this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when delivered by Federal Express or another private carrier which maintains records showing delivery information, (iii) when sent via facsimile but only if a written facsimile acknowledgment of receipt is received by the sending party, or (iv) on the third day following deposit in the United States Mail, registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is being given. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 101 Sunset Avenue, Asheboro, North Carolina 27203.

11. Governing Law. This Agreement shall be governed in accordance with the laws of the State of North Carolina.

12. Multiple Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, the Option Holder and the Company have executed this Agreement as of the day and year first above written.

FNB CORP.

By

Option Holder:

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